                             Holyfield & Thomas, LLC
                          Certified Public Accountants
                           1601 Forum Place, Suite 801
                            West Palm Beach, FL 33401
                               Tele: 561/689-6000
                                Fax: 561/689-6001

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated June 17, 2002 related to the financial statements of Space Telecom, Inc.
and to the reference of our firm under the caption "experts" in the Prospectus.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
July 15, 2002